UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.70% Cumulative Monthly Income Trust Preferred Securities	BPOPN	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2021, the Board of Directors (the “Board”) of Popular, Inc. (the “Corporation”) appointed Betty DeVita and José R. Rodríguez to serve as independent directors of the Corporation, effective immediately. The Board also appointed Ms. DeVita as a member of the Technology and the Talent and Compensation Committees of the Board and Mr. Rodríguez as member of the Audit and the Risk Management Committees of the Board.

Ms. DeVita, an executive with extensive experience in the banking and payments industry, is currently the Chief Business Officer and a member of the board of directors of FinConecta, a privately held global technology company focused on the digitalization of finance and open banking. She previously served as Chief Commercial Officer of Digital Payments & Labs at Mastercard Worldwide from May 2015 to February 2019 where she oversaw the company’s research, development and deployment of payment innovations across a wide range of global markets. Ms. DeVita also served as President of Mastercard Canada, Inc. from September 2010 to April 2015. Before joining MasterCard, she held various positions of increasing responsibility at Citigroup, Inc. from 1981 to 2010, including leadership roles in North America, Latin America, and Korea, culminating in her position as Chairman and CEO of Citibank Canada Inc. Ms. DeVita served as director of Molson Coors Brewing Co., a publicly traded brewing company, from 2016 to 2020.

Mr. Rodríguez, a certified public accountant, was an audit partner at KPMG LLP from 1995 until his retirement on April 2021. Over more than 25 years with KPMG, Mr. Rodríguez held various leadership positions, including Partner in Charge and Executive Director of KPMG’s Audit Committee Institute from June 2016 to April 2021, member of KPMG US’s board of directors from 2006 to 2011, including in the role as Lead Director, and Ombudsman responsible for leading the firm’s internal regulatory investigations. He also served as Chief Operating Officer for KPMG’s Global Audit Practice from 2012 to September 2015 and Office Managing Partner for the firm’s Global Service Center from 2013 to September 2015. Since May 2021, Mr. Rodríguez has been a member of the board of directors of Primoris Services Corporation, a publicly traded provider of contracting services specializing in construction, fabrication, maintenance and engineering services. He is also a member of the board of the Latin Corporate Directors Association, Chair of the Board of Overseers of the University of Miami School of Business, a member of the Advisory Board of Wake Forest University School of Business and a member of Marymount University’s Board of Trustees.

There are no arrangements or understandings between Ms. DeVita or Mr. Rodríguez and any other person pursuant to which Ms. DeVita or Mr. Rodríguez were selected as directors of the Corporation. There currently are no related party transactions between Ms. DeVita or Mr. Rodríguez and the Corporation.

Ms. DeVita and Mr. Rodríguez will each receive compensation as non-employee directors in accordance with the Corporation’s non-employee director compensation practices described in the Corporation’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 25, 2021.

Item 8.01.	Other Events.

On June 25, 2021, the Corporation issued a press release announcing the appointment of Betty DeVita and Jose R. Rodríguez as independent directors of the Corporation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

99.1	Press release dated June 25, 2021.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: June 25, 2021	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, Chief Legal Officer and Secretary